EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 2007, relating to the consolidated financial statements, which appears in AXT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Burr, Pilger & Mayer LLP

San Jose, California
May 29, 2007